[Logo of Entergy                                   Entergy
                                                   639 Loyola Avenue
                                                   New Orleans, LA  70113


                                                   Exhibit 99.2


Date:        April 25, 2002                        News
                                                   Release
For Release: Immediately

Contact:     Yolanda Pollard (News Media)
             (504) 576-4238
             ypollar@entergy.com

             Nancy Morovich (Investor Relations)
             (504) 576-5506
             (888) 925-8406 (pager)
             nmorovi@entergy.com


            Entergy Reports Strong Results for First Quarter 2002


     New Orleans - Entergy Corporation (NYSE:ETR) today reported record operational earnings of 80 cents per share for first quarter 2002. Entergy's previous record for first quarter operational earnings was 75 cents per share, set in first quarter 2001. First quarter operational earnings increased 7 percent year over year. The increase resulted primarily from the company's competitive businesses, which are not subject to state and local regulation. Entergy earned $182 million from operations in first quarter 2002, compared with $168.3 million in the year-earlier period.

     On an as reported basis, Entergy recorded a loss of $78.9 million, or 35 cents per share, as a result of a special charge of $260.9 million, or $1.15 per share. The charge reflects costs associated with impairments recognized on certain unregulated generation assets, turbine cancellation costs, and the write-off of development costs, all related to Entergy's unregulated power development business.

     "Operating results reflect strong performance in our non-utility nuclear business and the trading and pipeline businesses, despite an economy that reflected only modest recovery during the quarter," said
J. Wayne Leonard, Entergy's chief executive officer. "The balance we've created through our integrated business strategy continues to deliver results at a time when earnings disappointments both within and outside of the energy sector are commonplace.

     "The steps we've taken to align our power development business with our view of the market will improve Entergy's already strong financial condition and our financial performance by redeploying capital into more financially attractive investments," Leonard said.

                            Utility Operations

     In first quarter 2002, as reported and operational utility earnings were $102.3 million, or 45 cents per share, compared to $113.7 million, or 51 cents per share, for as reported earnings, and $116.1 million, or 52 cents per share, for operational earnings in first quarter 2001. The decrease in earnings quarter to quarter was due primarily to lower revenues from sales volumes that have not yet recovered in the weakened economy, as well as increased operating and maintenance expenses driven primarily by spending in the generation fleet and lower nuclear insurance program distributions.
In addition, weather was slightly milder in first quarter 2002 than in the 2001 period.

     Milder weather and lower usage in first quarter 2002 reduced residential sales by 3.5 percent, compared to first quarter 2001. This decrease was 2 percent after adjusting for weather. Commercial sales were roughly flat, while industrial sales experienced a 7 percent reduction quarter over quarter. The reduction in industrial sales was primarily due to reclassifying certain industrial customers from retail to wholesale. After removing the impact of the reclassification, the reduction in industrial sales was only
1.5 percent.

                   Competitive Non-Regulated Businesses

     In Entergy's competitive businesses, operational earnings increased 78 percent, from $48.3 million, or 22 cents per share, in first quarter 2001 to $85.8 million, or 38 cents per share, in first quarter 2002. The significant increase in operational earnings reflects solid performance in non-utility nuclear operations and the trading and pipeline businesses.

     Entergy Nuclear earned 18 cents per share on an operational basis in first quarter 2002, compared to 13 cents per share in first quarter 2001, due primarily to the addition of the Indian Point 2 nuclear unit acquired in September 2001.

     Energy Commodity Services, which includes the Entergy-Koch trading and pipeline business and Entergy Wholesale Operations, had operational earnings of 20 cents per share in first quarter 2002, an increase of 122 percent over the 9 cents per share recorded in the year-earlier period. This business unit benefited from a full quarter's contribution from Entergy-Koch versus only two months in first quarter 2001, as well as strong results in both gas trading and the gas pipeline business. Results at EWO were negatively impacted by continued weak power prices in the United Kingdom.

     On an as reported basis the competitive businesses recorded a loss of $175.1 million, or 77 cents per share, in first quarter 2002, compared to earnings of $48.3 million, or 22 cents per share, in the same period of 2001. First quarter 2002 results include a special charge totaling $1.15 per share reflecting charges associated with the wholesale power development business. The special item includes charges of 44 cents per share for impairment of certain wholesale generation assets, 62 cents per share for costs associated with the cancellation of turbine contract commitments, and 9 cents per share to write off other development costs at Entergy Wholesale Operations. An additional special charge will be recorded in second quarter 2002 in connection with EWO restructuring and severance costs which were not finalized at the time of this release but are estimated to be in the range of 10 to 20 cents per share.

                                Parent & Other

     Parent & Other recorded a loss of 3 cents per share in both operational and as reported earnings, compared with earnings of 1 cent per share on an operational basis and a loss of 4 cents per share on an as reported basis in first quarter 2001. The decrease in operational results in 2002 primarily reflects lower interest income earned due to decreased invested cash balances. The as reported loss in 2001 includes expenses of 5 cents per share related to a merger which was terminated in April 2001.

                                   Outlook

     "First quarter 2002 operating results reflect the continued strength of our businesses and their ability to deliver consistently solid performance," said C. John Wilder, Entergy's chief financial officer. "These results were achieved in spite of a local economy struggling to recovery and depressed prices in energy markets. We are confident that 2002 will be another very positive year and we are confirming $3.40 to $3.60 as our 2002 operational earnings per share guidance."


     Entergy Corporation, with annual revenues of nearly $10 billion, is a major global energy company engaged in power production, distribution operations, and related diversified services, with more than 14,000 employees. Entergy owns, manages, or invests in power plants generating more than 30,000 megawatts of electricity domestically and internationally, and delivers electricity to about 2.6 million customers in portions of Arkansas, Louisiana, Mississippi, and Texas. Through Entergy-Koch, L.P., it is also a leading provider of wholesale energy marketing and trading services.



                               -30-

            Entergy's online address is www.entergy.com

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained herein with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation, Entergy Arkansas, Inc., Entergy Gulf
States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy
New Orleans, Inc., and System Energy Resources, Inc. and their affiliated companies may involve risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties relating to: the effects of weather, the performance of generating units and transmission systems, the possession of nuclear materials, fuel and purchased power prices and availability, the effects of regulatory decisions and changes in law, litigation, capital spending requirements, and the availability of capital, the onset of competition, the ability to recover net regulatory assets and other potential stranded costs, the effects of recent developments in the California electricity market on the utility industry nationally, advances in technology, changes in accounting standards, corporate restructuring and changes in capital structure, the success of new business ventures, changes in the markets for electricity and other energy-related commodities, including the use of financial and derivative instruments and volatility of changes in market prices, changes in interest rates and in financial and foreign currency markets generally, the economic climate and growth in Entergy's service territories, changes in corporate strategies, and other factors.

                        ENTERGY CORPORATION
                       Earnings at a glance



First Quarter                   2002            2001           %

Operating Revenues            $1,860.83     $2,652.43        (29.8)
As Reported Earnings (Loss)     $(78.92)      $154.16       (151.2)
As Reported Earnings (Loss)
 per diluted share*              $(0.35)       $ 0.69       (150.7)
Operational Earnings per         $ 0.80        $ 0.75          6.7
 diluted share


*Includes Special Items (EPS):
   EWO asset impairments        $ (0.44)         -
   EWO turbine commitments        (0.62)
   EWO development costs          (0.09)
   Merger expenses                   -        $ (0.06)
                                -------       -------
 Total                          ($ 1.15)      $( 0.06)
                                =======       =======

     Note - dollars in millions except per share amounts, which are actual.



                       Entergy Corporation
                  Consolidated Income Statement
                   Three Months Ended March 31
                          (in thousands)
                                                                  2002            2001       % Inc/(Dec)
                                                                               (unaudited)
Operating Revenues:
     Domestic electric                                           $1,401,009      $1,872,545    (25.2)
     Natural gas                                                     46,377         110,384    (58.0)
     Competitive businesses                                         413,448         669,498    (38.2)
                                                                 ----------      ----------
                      Total                                       1,860,834       2,652,427    (29.8)
                                                                 ----------      ----------
Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                             468,861       1,125,863    (58.4)
         Purchased power                                            169,486         363,879    (53.4)
         Nuclear refueling outage expenses                           25,187          17,207     46.4
         Other operation and maintenance                            925,725         470,459     96.8
     Decommissioning                                                  8,193           8,901     (8.0)
     Taxes other than income taxes                                  102,370         102,463     (0.1)
     Depreciation and amortization                                  205,124         203,077      1.0
     Other regulatory charges (credits) - net                         1,563            (389)  (501.8)
                                                                 ----------      ----------
                      Total                                       1,906,509       2,291,460    (16.8)
                                                                 ----------      ----------

Operating Income (Loss)                                             (45,675)        360,967   (112.7)
                                                                 ----------      ----------

Other Income (Deductions):
     Allowance for equity funds used during
         construction                                                 6,682           4,943     35.2
     Gain (loss) on sales of assets - net                               665             588     13.1
     Interest and dividend income                                    23,525          47,476    (50.4)
     Equity in earnings of unconsolidated equity affiliates          75,065          25,064    199.5
     Miscellaneous - net                                            (11,072)          7,917   (239.9)
                                                                 ----------      ----------
                      Total                                          94,865          85,988     10.3
                                                                 ----------      ----------
Interest and Other Charges:
     Interest on long-term debt                                     123,527         128,971     (4.2)
     Other interest - net                                            25,473          47,914    (46.8)
     Dividends on preferred securities of subsidiaries                4,709           4,709       -
     Allowance for borrowed funds used during
         construction                                                (5,638)         (3,939)    43.1
                                                                 ----------      ----------
                      Total                                         148,071         177,655    (16.7)
                                                                 ----------      ----------

Income (Loss) Before Income Taxes                                   (98,881)        269,300   (136.7)
Income Taxes                                                        (25,898)        108,429   (123.9)
                                                                 ----------      ----------
Consolidated Net Income (Loss)                                      (72,983)        160,871   (145.4)
Preferred dividend requirements of subsidiaries and other             5,940           6,716    (11.6)
                                                                 ----------      ----------
Earnings (Loss) Applicable to Common Stock                         ($78,923)       $154,155   (151.2)
                                                                 ==========      ==========
Earnings (Loss) Per Average Common Share:
     Basic                                                           ($0.36)          $0.70   (151.4)
     Diluted                                                         ($0.35)          $0.69   (150.7)
Average Number of Common Shares Outstanding:
     Basic                                                      221,943,451     219,917,139
     Diluted                                                    226,165,792     223,785,716


                        Entergy Corporation
                   Consolidated Income Statement
                   Twelve Months Ended March 31
                          (in thousands)
                                                                       2002            2001       % Inc/(Dec)
                                                                                    (unaudited)
Operating Revenues:
     Domestic electric                                                $6,773,291      $7,739,350    (12.5)
     Natural gas                                                         121,895         230,359    (47.1)
     Competitive businesses                                            1,934,121       2,907,067    (33.5)
                                                                      ----------      ----------
                      Total                                            8,829,307      10,876,776    (18.8)
                                                                      ----------      ----------
Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                                3,024,647       3,273,943     (7.6)
         Purchased power                                                 827,040       2,657,217    (68.9)
         Nuclear refueling outage expenses                                97,125          69,161     40.4
         Other operation and maintenance                               2,607,006       2,036,861     28.0
     Decommissioning                                                       2,481          37,447    (93.4)
     Taxes other than income taxes                                       399,756         393,189      1.7
     Depreciation and amortization                                       723,080         770,926     (6.2)
     Other regulatory charges (credits) - net                            (18,558)         40,894   (145.4)
                                                                      ----------      ----------
                      Total                                            7,662,577       9,279,638    (17.4)
                                                                      ----------      ----------
Operating Income                                                       1,166,730       1,597,138    (26.9)
                                                                      ----------      ----------
Other Income (Deductions):
     Allowance for equity funds used during
         construction                                                     27,948          29,270     (4.5)
     Gain (loss) on sales of assets - net                                  5,303           2,412    119.9
     Interest and dividend income                                        135,854         175,935    (22.8)
     Equity in earnings of unconsolidated equity affiliates              227,083          25,066    805.9
     Miscellaneous - net                                                 (37,958)         40,604   (193.5)
                                                                      ----------      ----------
                      Total                                              358,230         273,287     31.1
                                                                      ----------      ----------
Interest and Other Charges:
     Interest on long-term debt                                          539,476         492,385      9.6
     Other interest - net                                                175,198         113,266     54.7
     Dividends on preferred securities of subsidiaries                    18,838          18,838      0.0
     Allowance for borrowed funds used during
         construction                                                    (23,120)        (21,964)     5.3
                                                                      ----------      ----------
                      Total                                              710,392         602,525     17.9
                                                                      ----------      ----------
Income Before Income Taxes                                               814,568       1,267,900    (35.8)
Income Taxes                                                             321,367         504,524    (36.3)
                                                                      ----------      ----------
Income Before Cumulative Effect of an Accounting Change                  493,201         763,376    (35.4)
Cumulative Effect of an Accounting Change (net of income taxes)           23,482               -      -
                                                                      ----------      ----------
Consolidated Net Income                                                  516,683         763,376    (32.3)
Preferred dividend requirements of subsidiaries and other                 23,536          28,787    (18.2)
                                                                      ----------      ----------
Earnings Applicable to Common Stock                                     $493,147        $734,589    (32.9)
                                                                      ==========      ==========
Earnings Per Average Common Share:
     Basic                                                                 $2.23           $3.30    (32.4)
     Diluted                                                               $2.19           $3.26    (32.8)
Average Number of Common Shares Outstanding:
     Basic                                                           221,443,909     222,437,311
     Diluted                                                         225,245,641     225,141,304



                       Entergy Corporation
         U.S. Utility Electric Energy Sales & Customers

                    Three Months Ended March

                                         2002          2001          %
                                         (Millions of kwh)
Electric Energy Sales:
Residential                                7,274        7,537      (3.5)
Commercial                                 5,598        5,574       0.4
Governmental                                 617          615       0.3
Industrial                                 9,590       10,311      (7.0)
                                         -------      -------
    Total to Ultimate Customers           23,079       24,037      (4.0)
Wholesale                                  2,181        2,449     (10.9)
                                         -------      -------
    Total Sales                           25,260       26,486      (4.6)
                                         =======      =======

                    Twelve Months Ended March

                                          2002          2001           %
                                          (Millions of kwh)
Electric Energy Sales:
Residential                                30,817       33,023       (6.7)
Commercial                                 24,730       24,952       (0.9)
Governmental                                2,596        2,633       (1.4)
Industrial                                 40,855       43,650       (6.4)
                                          -------      -------
    Total to Ultimate Customers            98,998      104,258       (5.0)
Wholesale                                   8,628        9,971      (13.5)
                                          -------      -------
    Total Sales                           107,626      114,229       (5.8)
                                          =======      =======


                              March

                                            2002          2001           %
Electric Customers  (Year to date
average):
Residential                               2,228,532    2,212,976        0.7
Commercial                                  299,585      293,730        2.0
Governmental                                 14,892       14,589        2.1
Industrial                                   38,319       38,353       (0.1)
                                          ---------    ---------
    Total to Ultimate Customers           2,581,328    2,559,648        0.9
Wholesale                                        36           41      (12.2)
                                          ---------    ---------
    Total Customers                       2,581,364    2,559,689        0.9
                                          =========    =========